Exhibit 10.9

FARO Technologies 2004 Equity Incentive Plan

Incentive Stock Option Award Agreement

You have been selected to be a Participating Employee in the FARO Technologies, Inc. 2004 Equity Incentive Plan (the “Plan”), as specified below:

Participating Employee:

Date of Grant:

Date of Expiration:

Number of Shares Covered by Option:

Option Price: $

THIS AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of a nonqualified stock option (the “Option”) by FARO Technologies, Inc., a Florida corporation (the “Company”), to the Participating Employee named above, pursuant to the provisions of the Plan.

The Plan provides a complete description of the terms and conditions governing the Option. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

1. Grant of Stock Option. The Company hereby grants to the Participating Employee an Option to purchase the number of Shares set forth above, at the stated Option Price set forth above, which is one hundred percent (100%) of the Fair Market Value (as defined below) of a Share on the Date of Grant, in the manner and subject to the terms and conditions of the Plan and this Agreement. The Option is intended to constitute, and shall be treated for all purposes, as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2. Exercise of Stock Option.

(a) Except as provided herein and in the Plan, the Option shall vest, and the Participating Employee may exercise the Option, according to the following schedule with respect to each installment shown in the schedule on and after the vesting date applicable to such installment set forth below, provided that no exercise may occur before the first anniversary of the Date of Grant or subsequent to the close of business on the Date of Expiration.

Elapsed Number of Years After Grant Date	Cumulative Percentage of Shares Subject to Option Which May be Purchased (which number of shares shall be rounded down to the nearest whole number)
Less than one year	0%
One year	33%
Two years	66 2/3%
Three years	100%

(b) In the event the Optionee dies while he or she is an employee of the Company or any Affiliate or if his or her employment is terminated by reason of his or her disability (as determined by the Committee), the Option, to the extent then vested and exercisable on the date of death or termination (as the case may be) pursuant to Section 2(a), may be exercised as follows: (i) by the legal representative of the Optionee or such persons that have acquired the Participating Employee’s rights under the Option by will or by the laws of descent and distribution, at any time within twelve months after the date of the Optionee’s death while an employee of the Company or any Affiliate; or (ii) by the Optionee or his or her legal representative or guardian at any time within twelve months after the termination of the Optionee’s employment by reason of disability, but in either case in no event later than the Date of Expiration. The Committee, in its sole discretion, shall have the right to permit exercise of all or any portion of the unvested Option, and/or to immediately vest all or any portion of such Option, subject to such terms as the Committee, in its sole discretion, deems appropriate.

(c) If the employment of the Optionee is terminated by the Company or any Affiliate “for cause”, the Option shall terminate immediately and automatically upon such termination and shall not be exercisable following such termination of employment, regardless of the vested status of the Option. For purposes of this Agreement, termination “for cause” means any termination of Optionee’s employment by reason of (i) any action or omission on the part of the Optionee that is deemed contrary to the interests of the Company or any Affiliate or not in the interests of the Company or any affiliate, or (ii) the Optionee’s failure to achieve his or her performance or other objectives or satisfy the requirements the Optionee’s employment duties, in each case as determined by the Committee or the Board of Directors in its respective sole discretion and which decision shall be final, conclusive and binding on, and nonappealable by, the Optionee (and any person claiming by or through the Optionee).

(d) In the event that the Optionee’s employment with the Company or its Affiliates terminates for any reason (other than the death or disability of the Optionee as contemplated by Section 2(b) above or “for cause” as contemplated by Section 2(c) above), the Option, to the extent then vested and exercisable on the date of termination pursuant to Section 2(a), may be exercised by the Optionee at any time within three months after the date of termination of employment, but in no event later than the Date of Expiration. The Committee, in its sole discretion, shall have the right to permit exercise of all or any portion of the unvested Option, and/or to immediately vest all or any portion of such Option, subject to such terms as the Committee, in its sole discretion, deems appropriate.

(e) This Option may be exercised during the life of the Optionee only by the Optionee (or the Optionee’s legal representative as provided in this Section 2).

3. Limitations on Exercise. The Participating Employee must exercise all rights under this Agreement prior to the tenth anniversary of the Date of Grant (i.e., the Option will expire upon the tenth anniversary of the Date of Grant).

4. Manner of Exercise and Payment. The Option may be exercised only by written notice to the Company, addressed to the Corporate Secretary of the Company at its corporate headquarters at 125 Technology Park, Lake Mary, Florida 32746, specifying the number of shares in respect to which the Option is being exercised. Subject to the provisions of this Agreement and the Plan, the notice of exercise must be accompanied by full payment of the Option Price of the Shares being purchased (except in the case of a cashless exercise as described below) (a) in cash or by certified check or bank draft; (b) by tendering previously acquired Shares (valued at their Fair Market Value on the trading date preceding the exercise date, or, if no trading occurred on the trading date preceding the exercise date, then the Fair Market Value per Share shall be determined with reference to the next preceding date on which the common stock of the Company, $.001 par value (the “Common Stock”) was traded); or (c) by any combination of the means of payment set forth in subsections (a) and (b). For purposes of (b) and (c) above, the term “previously acquired Shares” shall only include Shares owned by the Optionee for at least six months prior to the exercise of this Option and shall not include Optioned Shares that are being acquired pursuant to the exercise of this Option. For purposes of this Agreement, the “Fair Market Value” of a Share shall be equal to the closing sale price per Share, as reported on the Nasdaq National Market, on the Date of Grant.

Subject to the establishment by the Committee of a procedure by which to complete a “cashless exercise,” the Participating Employee may exercise this Option pursuant to such “cashless exercise” procedure, as permitted under Federal Reserve Board’s Regulation T, subject to securities law restrictions, or by any other means which the Committee, in its sole discretion, determines to be consistent with the Plan’s purpose and applicable law.

5. Nontransferability of the Option. This Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution.

6. Adjustment to Optioned Shares and Option Price. In the event of a capital adjustment on or affecting the Shares resulting from a dividend or other distribution, stock split, spin-off, split-up, reorganization, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate transaction (including any cash dividend or distribution on the Shares impacting the fair market value of the Shares), the Optioned Shares and the per share option price shall be adjusted in a manner consistent with such capital adjustment and in accordance with the Plan applicable to the Optioned Shares as determined by the Committee; provided, however, that no such adjustment shall require the Company to issue any fractional shares and the adjustment shall be limited accordingly as determined by the Committee. The determination of the Administrator as to any adjustment under this Section 6 shall be final, conclusive and binding.

7. Tax Withholding. The Company may deduct and withhold from any cash otherwise payable to the Optionee (whether payable as salary, bonus or other compensation) such amount as may be required for the purpose of satisfying the Company’s obligation to withhold Federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Optionee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes. The Optionee shall be permitted to satisfy the Company’s tax withholding requirements by making a written election (in accordance with such rules and regulations and in such form as the Committee may determine) to have the Company withhold shares of Common Stock otherwise issuable to the Optionee (the “Withholding Election”) having a fair market value on the date income is recognized (the “Tax Date”) pursuant to the exercise of the Option equal to the minimum amount required to be withheld. If the number of shares of Common Stock withheld to satisfy withholding tax requirements shall include a fractional share, the number of shares withheld shall be reduced to the next lower whole number and the Optionee shall deliver cash in lieu of such fractional share, or otherwise make arrangements satisfactory to the Company for payment of such amount. A Withholding Election must be received by the Corporate Secretary of the Company on or prior to the Tax Date.

8. Status of Optionee. The Optionee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Optioned Shares except to the extent that the Option shall have been exercised with respect thereto, the shares shall have been fully paid, and a stock certificate issued therefor. Neither the Plan nor the Option shall confer upon the Optionee any right to continue in the employ of the Company or any of its Affiliates, nor to interfere in any way with the right of the Company to terminate the employment of the Optionee at any time.

9. Powers of the Company Not Affected. The existence of the Option shall not affect in any way the right or power of the Company or its shareowners to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock senior to or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

10. Interpretation by Committee. As a condition of the granting of the Option, the Optionee agrees, for himself or herself and his or her legal representatives or guardians, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

11. Miscellaneous.

(a) This Agreement and the rights of the Participating Employee hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the Option, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under applicable federal and state tax law, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

(b) It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participating Employee.

(c) The Participating Employee agrees to take all steps necessary to comply with all applicable provisions of federal and state securities and tax laws in exercising his or her rights under this Agreement.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement, with respect to the Option, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or the result of a merger, consolidation or otherwise.

(f) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.

FARO TECHNOLOGIES, INC.

By:
Name:
Title:

PARTICIPATING EMPLOYEE

Name:
SSN: